Exhibit (a)(i)

================================================================================
                                                                      PBWT Draft
                                                                        08/24/09

                                GRUPO TMM, S.A.B.

                                       AND

                                 CITIBANK, N.A.,
                                  As Depositary

                                       AND

                          ALL HOLDERS FROM TIME TO TIME
                    OF THE AMERICAN DEPOSITARY SHARES ISSUED
                    HEREUNDER AND ALL BENEFICIAL OWNERS FROM
                   TIME TO TIME OF AMERICAN DEPOSITARY SHARES

                         _______________________________
                                 Amendment No. 1

                                       to

                           Deposit Agreement for CPOs

                           Dated as of August __, 2009

================================================================================

                  AMENDMENT NO. 1 TO DEPOSIT AGREEMENT for CPOs

      AMENDMENT NO. 1 TO DEPOSIT AGREEMENT for CPOs, dated as of August __, 2009 (the "Amendment"), by and among Grupo TMM, S.A.B., a corporation organized under the laws of the United Mexican States (the "Company"), Citibank, N.A., a national banking association organized under the laws of the United States of America and acting as depositary, and any successor depositary hereunder (the "Depositary"), and all Holders from time to time of the American Depositary Shares issued hereunder and all Beneficial Owners from time to time of American Depositary Shares issued under the Deposit Agreement.

                          W I T N E S S E T H   T H A T

      WHEREAS, the parties hereto entered into that certain Deposit Agreement for CPOs, dated as of December 26, 2001 (the "Deposit Agreement"), for the issuance of American Depositary Shares ("ADSs") representing CPOs (as defined in the Deposit Agreement) which further represents financial interests in Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of American Depositary Receipts ("ADRs") evidencing such ADSs;

      WHEREAS, the Company has instructed the Depositary to change the ratio of CPOs to ADSs from (i) one (1) CPO, representing a financial interest in one (1) fully paid nominative common Share, to one (1) ADS, to (ii) five (5) CPOs, representing financial interests in five (5) fully paid nominative common Shares, to one (1) ADS, and desires to amend the Deposit Agreement to reflect such change;

      WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement and the form of ADR annexed thereto as Exhibit A for the purposes set forth herein; and,

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01 Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

      SECTION 2.01 Deposit Agreement. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, dated as of December 26, 2001, as amended by this Amendment.

      SECTION 2.02 Change of Ratio. All references made in the Deposit Agreement to each ADS representing one (1) CPO, representing a financial interest in one
(1) fully paid nominative common Share as of the Effective Date shall refer to each ADS representing five (5) CPOs, representing financial interests in five
(5) fully paid nominative common Shares.

                                   ARTICLE III

                          AMENDMENTS TO THE FORM OF ADR

      SECTION 3.01 Change of Ratio. All references to each ADS representing one
(1) CPO, representing a financial interest in one (1) fully paid nominative common Share, issued and outstanding as of the Effective Date shall refer to each ADS representing five (5) CPOs, representing financial interests in five
(5) fully paid nominative common Shares.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01 Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

            (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

            (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the United Mexican States, neither of such agreements need to be filed or recorded with any court or other authority in the United Mexican States, nor does any stamp or similar tax need to be paid in the United Mexican States on or in respect of such agreements; and

            (c) All of the information provided to the Depositary by the Company in connection with this Amendment is, to the best knowledge of the Company, true, accurate and correct.

                                    ARTICLE V

                                  MISCELLANEOUS

      SECTION 5.01 Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of such date (the "Effective Date").

      SECTION 5.02 New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

      SECTION 5.03 Notice of Amendment to Holders. The Depositary is hereby directed to send notices informing the Holders of (i) the terms of this Amendment, (ii) the Effective Date of this Amendment and (iii) that the Holders shall be given the opportunity, but that it is unnecessary, to surrender outstanding Receipts.

      SECTION 5.04 Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein, except to the extent such liability is due to the negligence or bad faith of any of them.

      SECTION 5.05 Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement, as originally executed, shall remain in full force, and effect.

      IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.


                                        GRUPO TMM, S.A.B., as Company

                                        By:
                                            ----------------------------
                                            Name:
                                            Title:


                                        CITIBANK, N.A., as Depositary

                                        By:
                                            ----------------------------
                                            Name: Richard Etienne
                                            Title: Vice President

                                    Exhibit A

THE HOLDER OF THIS AMERICAN DEPOSITARY RECEIPT IS NOT ENTITLED TO EXERCISE ANY VOTING RIGHTS WITH RESPECT TO THE NOMINATIVE COMMON SHARES OF GRUPO TMM, S.A.B. REPRESENTED BY THE CERTIFICADOS DE PARTICIPACION ORDINARIOS REPRESENTED BY THE AMERICAN DEPOSITARY SHARES EVIDENCED BY THIS AMERICAN DEPOSITARY RECEIPT.

Number _______________

                                    (CUSIP Number ___________)

                                    American Depositary Shares (each American
                                    Depositary Share Representing five (5)
                                    Certificados de Participacion Ordinarios
                                    Representing Financial Interests in five (5)
                                    Nominative Common Shares (formerly called
                                    Series A Shares))

                            [FORM OF FACE OF RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           AMERICAN DEPOSITARY SHARES

                                  representing

               DEPOSITED CERTIFICADOS DE PARTICIPACION ORDINARIOS

                       representing financial interests in

                FULLY PAID NOMINATIVE COMMON SHARES HELD IN TRUST

                                       of

                                GRUPO TMM, S.A.B.

                          (Organized under the laws of
                           THE UNITED MEXICAN STATES)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), hereby certifies that ________________ _____________ is the record owner of _______________ American Depositary Shares representing deposited Certificados de Participacion Ordinarios, each representing financial interests in one (1) fully paid nominative common share (such shares collectively, the "Shares"), of' Grupo TMM, S.A.B., a corporation (sociedad anonima bursatil) organized under the laws of the United Mexican States (the "Company") or evidence of rights to receive such Certificados de Participacion Ordinarios ("CPOs") held in trust. The CPOs are issued by the trustee of the trust (the "Trust") created under the Trust Agreement dated November 24, 1989 between Nacional Financiera, S.N.C., as grantor, and Nacional Financiera, S.N.C., as trustee (the "Trustee"). At the date hereof each American Depositary Share represents five (5) CPOs deposited under the Deposit Agreement (as hereafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is Citibank Mexico S.A., located at Reforma 390, 6TH Floor, C.P. 6695, Mexico D.F., Mexico (the "Custodian"). The ADS(s)-to-CPO(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement. The Depositary's Principal Office is located at 388 Greenwich Street, New York, New York, 10013, U.S.A.

      (1) The Deposit Agreement. This American Depositary Receipt is one of the receipts (the "Receipts") executed and delivered pursuant to the Deposit Agreement for CPOs dated as of December 26, 2001 (as may be amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, all holders from time to time of American Depositary Shares ("Holders") and all Beneficial Owners from time to time of any beneficial interest in American Depositary Shares that are not the Holders thereof (the

"Beneficial Owners"), each of whom by accepting a Receipt agrees to become a Party thereto and becomes bound by all terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the CPOs deposited thereunder and any and all other securities, property and cash from time to time received in respect of such CPOs and held thereunder (such CPOs, securities, property and cash, collectively, the "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Principal Office, at the principal office of the Custodian and at any other designated transfer office. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. As used in this Receipt, capitalized terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings as set forth in the Deposit Agreement.

      (2) Withdrawal of Deposited Securities. Upon surrender of this Receipt at the Principal Office of the Depositary for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and upon receipt of payment of the fees of the Depositary, if any, for the surrender and cancellation of Receipts provided for in paragraph (7) of this Receipt, and all taxes and governmental charges payable in connection with such surrender, subject to the terms and conditions of the Deposit Agreement, such Holder is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Such delivery of such Deposited Securities shall be made as hereinafter provided, without unreasonable delay. A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary a written order directing the Depositary to cause such Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.

      (3) Transfer, Combinations and Split-ups of Receipts. The Depositary, subject to the terms and conditions of the Deposit Agreement and this Receipt, shall register transfers of this Receipt on its transfer books, upon any surrender of this Receipt by the Holder hereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled hereto.

      The Depositary, subject to the terms and conditions of the Deposit Agreement and this Receipt, shall upon surrender of this Receipt for the purpose of effecting a split-up or combination of this Receipt execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. The Depositary may close the register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company, subject in each case to the terms and conditions of Section 7.08 of the Deposit Agreement.

      (4) Certain Limitations. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination or surrender of any Receipt or the withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require from the Holder, the presenter of a Receipt or the depositor of Shares (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to CPOs being deposited or withdrawn) and payment of any charges of the Depositary upon delivery of Receipts against deposits of CPOs and upon withdrawal of Deposited Securities against surrender of Receipts as provided in paragraph (7) of this Receipt; (ii) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certificate or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to in the case of Receipts, a signature guarantee in accordance with standard industry practice.

      The delivery of Receipts against deposits of CPOs generally or of particular CPOs may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, during any period when the transfer books of the Depositary (or the appointed agent of the Depositary for the transfer and registration of ADSs), the Company (or the appointed agent of the Company for transfer and registration of Shares) or the Trust are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary or the Trustee at any time or from time to time because of any requirement of law or of any government or governmental body or commission or for any other reason. Notwithstanding any other provision of the Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities represented thereby may be suspended, but only as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the issuer of any Deposited Securities or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) payment of fees, taxes and similar charges or (iii) compliance with any U.S or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

      (5) Liability of Holders and Beneficial Owners for Taxes and Other Charges. If any Mexican or other tax or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities represented by the ADSs evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder hereof, who shall pay the amount thereof to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of this Receipt or any deposit or withdrawal of Deposited Securities represented by ADSs evidenced hereby until such payment is made, and may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by ADSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

      (6) Warranties by Depositor. Each person depositing CPOs under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such CPOs (and the Shares represented by such CPOs) and each certificate therefor are validly issued and outstanding, fully paid and nonassessable, (ii) any preemptive rights then in effect with respect to such CPOs (and the Shares represented by such CPOs) have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and (iv) such CPOs (and the Shares represented by the CPOs) and the ADSs issuable upon such deposit are not and will not be "restricted securities" (as defined in the Deposit Agreement). Such representations and warranties shall survive the deposit or withdrawal of CPOs and issuance or cancellation of Receipts in respect thereof.

      (7) Charges of Depositary. Holders and Beneficial Owners agree to pay (i) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.02 of the Deposit Agreement and the making of withdrawals pursuant to Section 2.05 of the Deposit Agreement, each as provided in Exhibit B to the Deposit Agreement, (ii) taxes and other governmental charges, (iii) such registration fees as may from time to time be in effect for the registration of transfers of CPOs generally on the register of the Trust or its appointed agent for the registration of transfer and accordingly applicable to transfers of CPOs to the name of the Depositary or its Nominee or a Custodian or its nominee on the making of deposits pursuant to Section 2.02 or withdrawals pursuant to
Section 2.05 of the Deposit Agreement, (iv) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing CPOs or Holders and (v) such customary expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06 of the Deposit Agreement. Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company after consultation and agreement between the Depositary and the Company concerning the nature and amount of such charges and expenses. All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The charges and expenses of the Custodian, Nominee or any other agent of the Depositary are for the sole account of the Depositary.

      (8) Title to Receipts. Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by properly executed instruments of transfer (including signature guarantees in accordance with standard industry practice), title to this Receipt (and to the Deposited Securities represented by the ADSs evidenced hereby), is transferable by delivery with the same effect as in the case of a certificated security under the law of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may deem and treat the Holder of this Receipt as the absolute owner hereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and none of the Depositary, the Trustee or the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the registered Holder hereof.

      (9) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose unless it is (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts. No Receipt and no ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such Receipt shall have been so dated, signed, countersigned and registered. Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

      (10) Disclosure of Beneficial Ownership. The Company and the Depositary may from time to time request Holders, former Holders, Beneficial Owners or former Beneficial Owners to provide information as to the capacity in which they hold or held this Receipt or own or owned such beneficial interest and regarding the identity of any other persons then or previously interested in this Receipt and the nature of such interest and various other matters. The Holder and Beneficial Owners hereof agree to provide any such information reasonably requested by the Company or the Depositary pursuant to this paragraph.

      (11) Ownership Restrictions. The Company may restrict transfers of the CPOs where such transfer might result in ownership of CPOs exceeding the limits under applicable law or the Company's Estatutos Sociales. The Company may also restrict, in such manner as it deems appropriate in its sole discretion, transfers of the ADSs where such transfer may result in the total number of CPOs represented by the ADSs beneficially owned by a single Holder or Beneficial Owner to exceed the limits under any applicable law or the Company's Estatutos Sociales. The Company may, in such manner as it deems appropriate in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limitation set forth in the preceding sentences, including but not limited to a mandatory sale or disposition on behalf of a Holder of the CPOs represented by the ADSs held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by law.

      (12) Available Information. The Company files reports with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934. These reports can be inspected and copied at public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

      (13) Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

Dated: August ____, 2009

                                        CITIBANK, N.A.,
Countersigned                           as Depositary

By                                      By:
   -----------------------------            ------------------------------------
   Authorized Signatory                     Vice President

      The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013.

                          (FORM OF REVERSE OF RECEIPT)

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

      (14) Distributions Upon Deposited Securities. Whenever the Depositary or the Custodian receives any cash dividend or cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, as soon as possible convert or cause such dividend or distribution to be converted into dollars and shall promptly distribute such amount to the Holders entitled thereto in proportion to the number of ADSs representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Trustee, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.11 of the Deposit Agreement, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder in respect of ADSs representing Deposited Securities shall be reduced accordingly. Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into dollars (net of the Depositary's reasonable and customary expenses in effecting such conversion) before distribution to Holders. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into dollars distributable to the Holders entitled thereto, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, CPOs, the Depositary may, with the Company's approval and shall, if the Company shall so request (i) instruct the Company to deposit or cause such CPOs to be deposited with Indeval and registered in the name of the Custodian and (ii) subject to the Deposit Agreement, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of ADSs representing the proportionate number of CPOs received as such dividend or free distribution, after deduction or upon payment of the fees of the Depositary as provided in Exhibit B to the Deposit Agreement; provided, however, that if for any reason (including any requirement that the Company, the Trustee or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares or CPOs must be registered under the Securities Act of 1933 in order to be distributed to Holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method, as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the CPOs thus received, or any part thereof, and the distribution of the net proceeds of any such sale by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing Receipts for fractional ADSs in any such case, the Depositary shall sell the number of Shares or CPOs represented by the aggregate of such fractions and distribute the net proceeds in dollars as in the case of a distribution received in cash. If additional Receipts are not so distributed (except pursuant to the preceding sentence), each ADS shall thenceforth also represent its proportionate interest in the additional CPOs so distributed.

      If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional CPOs (including any rights to subscribe for additional Shares) or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to the Deposit Agreement, or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary can neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company in writing, either (x) after deduction or upon payment of any applicable fees of the Depositary, make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (y) if making such rights available to all or certain Holders is not lawful or not feasible, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, use its reasonable efforts to sell such rights or warrants or other instruments, at public or private sale, at such place or places and upon such terms as the Depositary may deem reasonable and proper, and allocate the net proceeds of such sales for the accounts of the Holders otherwise entitled, to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions.

      Whenever the Custodian or the Depositary shall receive any distribution of securities or property other than cash, CPOs or rights to subscribe for CPOs, the Depositary shall cause such securities or property to be distributed promptly to the Holders entitled thereto in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Trustee, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

      (15) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever, for any reason in connection with a Company action, the Depositary causes a change in the number of CPOs that are represented by each ADS or whenever the Depositary shall receive notice of any meeting of holders of Deposited Securities (including notices of any meeting of holders of Shares underlying the CPOs), the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date, if any, for Deposited Securities set by the Company or the Trustee) for the determination of the Holders who shall be entitled to receive such dividend, distribution of rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights, if any, at any such meeting. Subject to the terms and conditions of the Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of the same thereof and to exercise the rights of Holders with respect to the Deposited Securities represented by the ADSs held by them respectively.

      (16) Voting of Deposited Securities. Holders will not be entitled to vote the Shares underlying CPOs deposited thereunder, and all of such Shares will be voted by the Trustee in the same manner as the majority of Shares that are not held in the Trust and that are voted at the relevant meeting. As soon as practicable after the receipt of a notice of any meeting of holders of Shares or other securities underlying Deposited Securities, the Depositary shall mail the information contained in such notice to Holders together with a statement that, pursuant to the provisions of the CPOs and the agreement creating the Trust, Holders may not exercise voting rights with respect to the Shares underlying the CPOs, and that the Trustee will vote all such Shares in the same manner as the majority of all Shares that are not held in the Trust and that are voted at the relevant meeting. As soon as practicable after receipt of notice of any meeting of holders of CPOs or other Deposited Securities, the Depositary shall fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights, if any, as provided in paragraph (15) and shall mail to the Holders of record a notice which shall contain: (a) such information as is contained in such notice of meeting, (b) a statement, if provided by the Trustee or the Common Representative or the Company, as applicable, that the Holders at the close of business on a specified record date will be entitled, subject to the terms of this paragraph, any applicable provisions of Mexican law, of the Trust and of the Estatutos Sociales of the Company (which provisions, shall be summarized in pertinent part, if such summary is provided by the Trustee or the Common Representative), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of CPOs or other Deposited Securities represented by the respective ADSs evidenced by their respective Receipt or Receipts and a brief statement as to the manner in which instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Trustee. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable to vote or cause to be voted the number of Deposited Securities represented by the ADSs evidenced by the Receipt or Receipts of such Holder in accordance with the instructions set forth in such request.

      The Depositary agrees not to vote or cause to be voted the CPOs or other Deposited Securities represented by the ADSs evidenced by a Receipt unless it receives instructions from the Holder.

      (17) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of CPOs, or the securities represented by CPOs, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth evidence ADSs representing the right to receive Deposited Securities including the securities so received in exchange or conversion to the extent additional Receipts are not delivered pursuant to the following sentence. In any such case the Depositary may with the approval of the Company and Trustee, and shall at the Company's request, subject to Section 5.09 and the other terms of the Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend of CPOs, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, specifically describing such newly received Deposited Securities. Immediately upon the occurrence of any such event referred to in this paragraph in respect of Deposited Securities, the Depositary shall give written notice thereof to Holders, at the Company's expense.

      (18) Reports; Inspection of Register. The Depositary shall make available for inspection during business hours by Holders and Beneficial Owners at its Principal Office and at the principal office of each Custodian copies of the Deposit Agreement, and any notices, reports or communications, including any proxy soliciting materials, received from the Company, the Common Representative or the Trustee which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company, the Common Representative or the Trustee. The Depositary shall keep books at its Principal Office for the registration and transfer of Receipts, which books shall be open at all reasonable times for inspection by Holders or the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or the Trust or a matter related to the Deposit Agreement or the Receipts.

      (19) Withholding. In connection with any distribution to Holders, the Company, the Trustee, or the Depositary or their respective agents, as appropriate, will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company, the Trustee, the Depositary or their respective agents and owing to such authority or agency. The Depositary will forward to the Company, the Trustee or their respective agents such information from its records as the Company, the Trustee or their agents may reasonably request to enable the Company or the Trustee or their agents to file necessary reports with governmental authorities or agencies. If the Depositary determines that any distribution in property (including CPOs and rights to subscribe therefor) is subject to any taxes or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including CPOs and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively.

      (20) Liability of the Company and the Depositary. None of the Depositary, the Company or their agents, if any, shall incur any liability to any Holder or Beneficial Owner or other person if, by reason of any present or future law, the Estatutos Sociales of the Company, the provisions of or governing any Deposited Securities, any act of God, war or other circumstance beyond its control, the Depositary, the Company or their agents shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Each of the Company, the Depositary and their agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or Beneficial Owners or other persons, except to perform such obligations as are specifically set forth and undertaken by it to be performed in the Deposit Agreement in good faith and using its best judgment. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company or their respective agents. None of the Depositary, the Company or their agents shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required or (b) liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, Beneficial Owner or any other person believed by it or them in good faith to be competent to give such advice or information. The Depositary, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. Subject to the Deposit Agreement, the Depositary shall not be responsible for the manner in which any vote is cast or for the effect of any such vote provided that such action or non-action is taken in good faith and in accordance with the Deposit Agreement.

      (21) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this paragraph (21), Citibank, N.A. and its Agents may own and deal in any class of securities of the Company and its Affiliates and the Trust and in Receipts. The Depositary may issue Receipts against evidence of rights to receive CPOs from the Trustee, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the CPOs. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of CPOs furnished on behalf of the holder thereof. The Depositary shall not lend CPOs or Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of CPOs pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver CPOs prior to the receipt and cancellation of Receipts pursuant to
Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which CPOs may not have been received. The Depositary may receive Receipts in lieu of CPOs under (i) above and receive CPOs in lieu of Receipts under (ii) above. Each such transaction shall be subject to the terms and conditions provided in the Deposit Agreement.

      (22) Resignation and Removal of the Depositary; the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice to the Company of its election so to do or be removed by the Company by written notice to the Depositary, such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may, upon approval of the Company, which shall not be unreasonably withheld, at any time appoint a substitute or, if permitted by Mexican and other applicable law, additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

      (23) Amendment of Deposit Agreement and Receipts. This Receipt and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the issuance and delivery of Receipts or the making of deposits, if any, and other taxes and charges listed in paragraph (7)) or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder and Beneficial Owner hereof at the expiration of 90 days after such notice shall be deemed by continuing to hold such Receipt or beneficial interest therein to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

      (24) Termination of Deposit Agreement. The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement at any time after the expiration of 60 days after the Depositary shall have delivered to the Company a written notice of its election to resign, provided that no successor depositary shall have been appointed and accepted its appointment as provided in the Deposit Agreement before the end of such 60 day period. After the date so fixed for termination, the Depositary shall perform no further acts under the Deposit Agreement, except to continue to collect dividends and other distributions pertaining to Deposited Securities, sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property (in all such cases, without liability for interest), in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold in an unsegregated escrow account the net proceeds of any such sale, together with any other cash or property then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash and for its obligations under Section 5.10 of the Deposit Agreement. Notwithstanding anything to the contrary in this paragraph, the Deposit Agreement, unless otherwise extended by the Company and the Depositary, shall automatically terminate on the date of the termination of the agreement creating the Trust. Upon such termination, the Depositary shall sell any remaining Deposited Securities or Shares underlying CPOs, and after (i) converting or causing to be converted in the same manner as if such conversion were being effected with respect to distribution (as provided in Section 4.06 of the Deposit Agreement) the proceeds of such sales together with all proceeds of sales of Shares underlying the CPOs received by the Custodian from the Trustee into dollars and (ii) withholding or upon payment of the fees of the Depositary, distribute such net proceeds and any other cash then being held by it to the Holders entitled thereto in proportion to their respective holdings.

      (25) The CPO Trust. The CPO Trust Agreement has been authorized by the General Directorate of Foreign Investments (Direccion General de Inversiones Extranjeras). The CPO Trust Agreement is registered with the National Registry of Foreign Investment (Registro Nacional de Inversiones Extranjeras). An English translation of the CPO Trust Agreement is attached as Exhibit C to the Deposit Agreement. The National Banking and Securities Commission of Mexico (Comision Nacional Bancaria y de Valores) has authorized the issuance of CPOs by the CPO Trustee. Registration of the CPOs upon their issuance in the Securities Section (Seccion de Valores) and in the Special Section (Seccion Especial) of the National Registry of Securities and Intermediaries (Registro Nacional de Valores e Intermediarios) has been approved by the National Banking and Securities Commission (Comision Nacional Bancaria y de Valores). Nacional Financiera, S.N.C. is the CPO Trustee of the CPO Trust. The CPO Trust operates through Indeval, the central depository for participants trading on the Mexican Securities Exchange, which maintains ownership records of the CPOs in book-entry form. The principal executive office of the CPO Trustee is located as of the date of the Deposit Agreement at: Insurgentes Sur 1971, Col. Guadalupe Inn, C.P. 01020, Mexico D.F., Mexico. An English translation of the CPO Trust Agreement is attached as Exhibit C to the Deposit Agreement. The terms of the CPO Trust (as in effect as of the date hereof) are briefly described as follows (which description may not be considered to be a representation or warranty by the Company, the Depositary, or any Custodian and is qualified by and subject to the terms of the CPO Trust Agreement): (i) each CPO represents a financial interest in one (1) A Share held in the CPO Trust; (ii) the CPOs have limited voting rights that are described in Section 4.08 of the Deposit Agreement; (iii) dividends on Shares underlying the CPOs are credited to the CPO holders' accounts by the CPO Trustee through Indeval, upon receipt thereof from the

Company; (iv) as determined by the CPO Trustee, CPO holders may receive notices, reports and proxy solicitation materials at the same times as direct holders of Shares receive such materials; (v) any rights pertaining to the CPOs may be exercised by CPO holders through Indeval by the CPO Trustee, at the same time as direct holders of Shares receive any such rights, provided such rights can be exercised by CPO holders; (vi) any securities resulting from dividends, splits or plans of reorganization are distributed to CPO holders through Indeval, at the same time as direct holders of Shares receive any such rights; (vii) the CPO Trust is scheduled to terminate as indicated in the CPO Trust Agreement (Exhibit C of the Deposit Agreement), at which point the Depositary will take the actions contemplated in Section 6.02 of the Deposit Agreement, unless otherwise extended by the Company and the Depositary; and (viii) holders of CPOs are entitled to withdraw Shares from the CPO Trust if they are Mexican nationals or Mexican corporations whose by-laws exclude foreign ownership of their shares. No fees or charges are imposed directly or indirectly against CPO holders under the CPO Trust.

      FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _______________ whose taxpayer identification number is _________ and whose address including postal zip code is _____ the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing _______________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.


SIGNATURE GUARANTEED


--------------------------